Item 27. Exhibit (o)

MassMutual EnvisionSM Variable Annuity

Issued by Massachusetts Mutual Life Insurance Company

Massachusetts Mutual Variable Annuity Separate Account 4

Summary Prospectus for New Investors – December    , 2026

This Summary Prospectus summarizes key features of the MassMutual EnvisionSM Variable Annuity (Contract), an individual deferred variable annuity contract issued by Massachusetts Mutual Life Insurance Company (“MassMutual®,” “Company,” “we,” “us,” or “our”). You should read this Summary Prospectus carefully, particularly the section titled Important Information You Should Consider about the Contract.

Before you invest, you should review the prospectus for the MassMutual Envision Variable Annuity, which contains more information about the Contract, including its features, benefits, and risks. You can find the prospectus and other information about the Contract online at www.MassMutual.com/Envision. You can also obtain this information at no cost by calling (800) 272-2216. or sending an email request to ANNfax@MassMutual.com, or writing to MassMutual, PO Box 9067, Springfield, MA 01102-9067.

This Summary Prospectus incorporates by reference the MassMutual Envision Variable Annuity’s prospectus and Statement of Additional Information (SAI), both dated December ___, 2026, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.

YOU MAY CANCEL YOUR CONTRACT WITHIN 10 DAYS OF RECEIVING IT WITHOUT PAYING FEES OR PENALTIES.

In some states this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products including variable annuities, has been prepared by the Securities and Exchange Commission staff and is available at www.investor.gov.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Summary Prospectus. Any representation to the contrary is a criminal offense.

Surrendering Your Contract or Making Withdrawals: Accessing the Money in Your Contract	22
Additional Information about Fees	24
Appendix A – Investment Options Available Under the Contract	27

Glossary

Accumulation Phase. Your Contract’s Accumulation Phase begins on the date we issue your Contract and ends on the Annuity Date, the date you withdraw all of your Contract Value, or the date your Contract terminates.

Age. The attained Age of any Owner or that of any Annuitant or Beneficiary, as applicable, at his or her last birthday, except with respect to fixed annuity payout rates. If the Contract is owned by a non-natural person (e.g., a corporation, trust or other entity), then Age shall mean the attained Age of any Annuitant at his/her last birthday, except with respect to fixed annuity payout rates. If you have elected an Income Guarantee Feature, this definition of Age also applies to the Covered Person. For the purpose of calculating Annuity Payments, Age will be determined based on each Annuitant’s nearest birthday on the Annuity Date. For example, Age 65 is considered the period of time between age 64 years, 6 months and one day, and age 65 years and 6 months.

Annual Lifetime Benefit Amount (ALBA). The maximum amount that may be withdrawn after the Guaranteed Lifetime Withdrawal Date in the current Contract Year without being considered an Excess Withdrawal while an Income Guarantee Feature  is in effect.

Annuitant. The person(s) on whose life Annuity Payments are based, with the exception of the period certain Annuity Option. The term Annuitant shall also include the joint Annuitant, if any. The Annuitant has no rights to the Contract.

Annuity Date. The date Annuity Payments begin. The latest date that the Contract Value may be applied to provide Annuity Payments is set forth in “The Annuity Phase – Latest Permitted Annuity Date.”

Annuity Options. Options available for Annuity Payments.

Annuity Payments. A series of payments that will be made pursuant to the Annuity Option you elect.

Annuity Phase. The period which begins on the Annuity Date and ends with the last Annuity Payment.

Beneficiary. The person(s) or entity(ies) that you designated to receive the death benefit provided by the Contract.

Benefit Base. The amount we use to determine your ALBA while an Income Guarantee Feature  is in effect.

Business Day. Every day the New York Stock Exchange or its successors (“NYSE”) is open for trading. Our Business Day ends at the Close of Business.

Close of Business. The time on a Business Day when the NYSE ends regular trading, usually at 4:00 p.m. Eastern Time.

Company. Massachusetts Mutual Life Insurance Company, which may also be referred to in this prospectus as “we,” “us,” or “our.”

Contingent Deferred Sales Charge (CDSC). A charge that may be assessed against each Purchase Payment you withdraw from the Contract.

Contract. The MassMutual Envision  Variable Annuity; an individual variable deferred annuity contract with flexible premium payments.

Contract Anniversary. An anniversary of the Issue Date of the Contract.

Contract Value. The sum of your value in the Sub-Accounts and in the DCA Fixed Account  during the Accumulation Phase.

Contract Year. The first Contract Year is the annual period which begins on the Issue Date and ends on the last calendar day before the first Contract Anniversary. Subsequent Contract Years begin on subsequent Contract Anniversaries.

Covered Person. The person(s) whose life is used to determine the duration of the ALBA provided under an Income Guarantee Feature.

Death Benefit Protection Feature(s). Three death benefits available at Contract issue – the Return of Purchase Payment Death Benefit or, for an additional charge, the Highest Anniversary Value (HAV) Death Benefit and the Highest Quarterly Value (HQV) Death Benefit.

Excess Withdrawal. Under any of the optional  Income Guarantee Features, an Excess Withdrawal is:

(a)	prior to the Guaranteed Lifetime Withdrawal Date, any withdrawal, including the Free Withdrawal Amount, and

(b)	on or after the Guaranteed Lifetime Withdrawal Date, any portion of a withdrawal (including CDSCs applicable to the withdrawal) that causes the cumulative withdrawals to exceed the ALBA in that Contract Year and any withdrawal that occurs after the cumulative withdrawals exceed the ALBA in that Contract Year, unless the withdrawal is taken as a part of the Company’s Systematic Withdrawal Program established for the payment of RMDs, under which the RMD is calculated by the Company for the current calendar year based solely on the fair market value of the Contract as defined in IRC Section 401(a)(9) and no other withdrawals are taken within the Contract Year.

Fixed Account for Dollar Cost Averaging. An investment option within the General Account which may be selected during the Accumulation Phase and also is referred to as the “DCA Fixed Account.” The DCA Fixed Account is a fixed account from which assets are systematically transferred to any Sub-Account(s) you select.

Free Withdrawal Amount. An amount of your Purchase Payment(s) that you may withdraw that is not subject to the CDSC.

Fund. An investment entity into which the assets of a Sub-Account will be invested.

General Account. The Company’s General Investment Account, which supports the Company’s annuity and insurance obligations. The General Account’s assets include all of our assets, with the exception of the Separate Account and the Company’s other segregated asset accounts.

Good Order. An instruction or transaction request that we receive at our Service Center generally is considered in “Good Order” if:

(1) we receive it within the time limits, if any, prescribed in this prospectus for a particular request or transaction;

(2) it includes all information necessary for us to execute the request or transaction; and

(3) it is signed by you or persons authorized to provide instruction to engage in the request or transaction.

A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by our Service Center of the instructions related to the request or transaction in writing (or, when permitted, by telephone, fax or internet) along with all forms, information and supporting legal documentation we require to effect the request or transaction. This information generally includes to the extent applicable: the completed application or instruction form; your Contract number; the transaction amount (in dollars or percentage terms); the names and allocation to and/or from the Sub-Accounts affected by the request or transaction; the signatures of all Owners; if necessary, Social Security Number or Tax Identification number; tax certification; and any other information or supporting documentation we may require including consents, certifications and guarantees. Instructions must be complete and sufficiently clear so that we do not need to exercise any discretion to follow such instructions. We will not accept instructions that require additional requirements or burdens not provided for within the Contract. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular request or transaction is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time. If you have any questions you may contact our Service Center before submitting the form or request. See “Purchasing a Contract – Sending Requests in Good Order” for more information.

Guaranteed Lifetime Withdrawal Date. The date on which the Company guarantees the Withdrawal Rate and Lifetime Guarantee Rate for MassMutual RetirePaySM and the initial Withdrawal Rate and initial Lifetime Guarantee Rate for MassMutual RetireCoreSM and MassMutual RetireCore Stacking, and on which you may begin receiving payments of the ALBA while an Income Guarantee Feature is in effect. This date cannot be prior to the youngest Covered Person attaining age 59½.

Highest Anniversary Value (HAV) Death Benefit. The greater of the Contract Value and the Highest Anniversary Value, determined as of the Close of Business on the Business Day on which we receive both due proof of death and an election of the payment method in Good Order at our Service Center. See “Death Benefit – Death Benefit Amount During the Accumulation Phase – Optional Death Benefit Protection Features – Highest Anniversary Value (HAV) Death Benefit.”

Highest Quarterly Value (HQV) Death Benefit. The greater of the Contract Value and the Highest Quarterly Value, determined as of the Close of Business on the Business Day on which we receive both due proof of death and an election of the payment method in Good Order at our Service Center. See “Death Benefit – Death Benefit Amount During the Accumulation Phase – Optional Death Benefit Protection Features – Highest Quarterly Value (HQV) Death Benefit.”

Income Guarantee Feature(s). Three optional guaranteed lifetime withdrawal benefits available, at Contract issue, for an additional charge –  RetirePay,  RetireCore, and RetireCore Stacking.

Income Guarantee Feature Charge. An amount that is deducted from your Contract Value should you elect an optional Income Guarantee Feature.

Income Guarantee Feature Charge Increase Opt-Out. The right to opt out of an increase to your Income Guarantee Feature Charge. For more information, see “Additional Benefits – Income Guarantee Features – Income Guarantee Feature Charge Increase Opt-Out” in the prospectus.

Issue Date. The date the Contract became effective, as shown in the Contract schedule.

Lifetime Guarantee Rate. A percentage we multiply by the Benefit Base to determine the ALBA once the Contract enters the Settlement Phase while an Income Guarantee Feature is in effect. For Contracts issued in New York, the Withdrawal Rate applies prior to and during the Settlement Phase while an Income Guarantee Feature is in effect and all references to “Lifetime Guarantee Rate” are replaced with “Withdrawal Rate.”

Non-Business Day. Any day when the NYSE is not open for trading.

Non-Qualified Contract. Your Contract is referred to as a Non-Qualified Contract if it is not used to fund a qualified plan such as an Individual Retirement Annuity (IRA) or Roth IRA.

Optional Death Benefit Protection Feature(s). Two optional death benefits available, at Contract issue, for an additional charge – the Highest Anniversary Value (HAV) Death Benefit and the Highest Quarterly Value (HQV) Death Benefit.

Owner. The person(s) or entity (“you” and “your”) entitled to the ownership rights stated in the Contract. The term Owner also shall include the joint Owner, if any.

Premium Tax. A tax imposed on us by certain states and other jurisdictions when a Purchase Payment is made, when Annuity Payments begin, or when Contract Value is withdrawn.

Purchase Payment. Any amount paid to us by you or on your behalf with respect to the Contract during the Accumulation Phase. Purchase Payments may not be added after the Annuity Date. Restrictions will apply if an Income Guarantee Feature is in effect.

Qualified Contract. Your Contract is referred to as a Qualified Contract if it is used to fund a qualified plan such as an Individual Retirement Annuity (IRA) or Roth IRA.

Rate Sheet Prospectus Supplement. A periodic supplement to the information contained in the prospectus which sets forth the Withdrawal Rates, Lifetime Guarantee Rates, Roll-Up Percentages (if applicable), current Income Guarantee Features Charges, and investment allocation restrictions under the Income Guarantee Features.

Required Minimum Distribution (RMD). A minimum amount the federal tax law requires to be withdrawn from certain Qualified Contracts each year. RMDs are generally required to begin by the required beginning date specified in IRC Section 401(a)(9).

Return of Purchase Payment (ROP) Death Benefit. The greater of the Contract Value or the total Purchase Payments reduced by an adjustment for any withdrawals, determined as of the Close of Business on the Business Day on which we receive both due proof of death and an election of the payment method in Good Order at our Service Center. See “Death Benefit – Death Benefit Amount During the Accumulation Phase – Return of Purchase Payment Death Benefit.”

Settlement Phase. When the Contract Value is reduced to zero due to a withdrawal that is not an Excess Withdrawal or due to the application of any charges against Contract Value while  an Income Guarantee Feature is in effect.

Separate Account. The account that holds the assets underlying the Contract that are not allocated to the DCA Fixed Account. The assets of the Separate Account are kept separate from the assets of the General Account and the Company’s other separate accounts.

Service Center. MassMutual, Document Management Services  –  Annuities W360, PO Box 9067, Springfield, MA 01102-9067, (800) 272-2216, (fax) (866) 329-4272, (email) ANNfax@MassMutual.com, www.MassMutual.com. (Overnight mail address:  MassMutual, Document Management Services –  Annuities W360, 1295 State Street, Springfield, MA 01111-0001.)

Sub-Account(s). Separate Account assets are divided into Sub-Accounts, which are listed on the Contract schedule. The assets of each Sub-Account will be invested in the shares of a single Fund.

Withdrawal Rate. A percentage we multiply by the Benefit Base to determine the ALBA prior to the Settlement Phase while an Income Guarantee Feature is in effect. For Contracts issued in New York, the Withdrawal Rate applies prior to and during the Settlement Phase while an Income Guarantee Feature is in effect.

Written Request. A written communication or instruction you send to us in Good Order. We may consent to receiving requests electronically or by telephone at our Service Center.

Overview of the Contract

What is the Contract, and what is it designed to do? The MassMutual Envision  Variable Annuity is designed to enable you to accumulate assets through investments in one or more of the variable investment divisions (Sub-Accounts) of the Massachusetts Mutual Variable Annuity Separate Account 4 (Separate Account) and the DCA Fixed Account. The Contract can supplement your retirement income by providing a stream of income during the Annuity Phase. Before you begin receiving Annuity Payments, the Contract also provides a death benefit for your designated beneficiaries. The Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who need to take early withdrawals or who intend to engage in frequent trading among the Sub-Accounts of the Separate Account.

How do I accumulate assets in the Contract and receive income from the Contract? The Contract has two phases:
1) the Accumulation Phase and 2) the Annuity Phase.

The Contract offers numerous underlying funds and one fixed account. A list of the investment options available under the Contract is provided at the back of this Summary Prospectus. See “Appendix A – Investment Options Available Under the Contract.”

Accumulation Phase

During the Accumulation Phase, subject to certain restrictions, including restrictions associated with an Income Guarantee Feature or an Optional Death Benefit Protection Feature, you may apply Purchase Payments to the Contract and allocate the Purchase Payments among:

○	the Sub-Accounts of the Separate Account, each of which invests in a mutual fund (Fund), with each Fund having its own investment strategy, investment adviser, expense ratio and returns, and

○	the DCA Fixed Account for a scheduled term of six or twelve months. Assets allocated to the DCA Fixed Account are credited with a fixed rate of interest and are systematically transferred to Sub-Accounts that you select.

Annuity Phase

During the Annuity Phase, you may receive Annuity Payments under the Contract by applying your Contract Value to a payment option.

○	Depending on the payment option you select, payments may continue for the life of one or two Annuitants or for a specified period between 10 and 30 years. The payments will remain the same throughout the Annuity Phase, unless you elect either of the Joint and 2/3 Survivor Annuity Options, which reduce payments on the death of the first Annuitant.

When you elect to receive Annuity Payments, the Contract Value is applied to an Annuity Option and you may no longer be able to withdraw money at will from the Contract. If you apply your Contract Value to an Annuity Option, the Accumulation Phase will end.

Your Income Guarantee Feature will terminate if you apply your Contract Value to an Annuity Option other than one of the Annuity Options under your Income Guarantee Feature. Upon the death of the last surviving Annuitant on or after the Annuity Date, the death benefit, if any, is as specified in the Annuity Option elected. Upon the death of the last surviving Annuitant during the Annuity Phase, any remaining payment under the elected Annuity Option will be paid to the Beneficiary. See “The Annuity Phase.”

What are the primary features and options that the MassMutual Envision  Variable Annuity offers?

•	Accessing your money. During the Accumulation Phase, you may make a partial or full withdrawal of your Contract Value by submitting a partial withdrawal form or full withdrawal form acceptable to us in Good Order to our Service Center. You may also submit the requests by other means that we authorize, such as email, telephone or fax. Contact our Service Center for details.

All withdrawals are subject to the limitations described in the prospectus. Withdrawal rights during the Annuity Phase will depend on the Annuity Option selected.

•	Tax treatment. You may transfer Contract Value among Sub-Accounts without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are generally taxed only when you make a partial or full withdrawal or when you receive an Annuity Payment under the Contract. The death benefit amount may be taxable to your beneficiaries.

•	Death Benefit. Your Contract includes a death benefit that will pay your designated beneficiaries in the event of your death prior to the Annuity Phase. You must select a Death Benefit Protection Feature at time of Contract issue. You may select the ROP Death Benefit, or, for an additional charge, the HAV Death Benefit or HQV Death Benefit (also known as Optional Death Benefit Protection Features). The Optional Death Benefit Protection Features are not available for election if the oldest Owner (or Annuitant, if the Owner is a non-natural person) is over the Age of 75 (maximum Age for ROP Death Benefit is 85). Subject to state availability, for contracts issued prior to March 22, 2027, you could not elect the HQV Death Benefit if you elected an Income Guarantee Feature. Subject to state availability, for contracts issued on or after March 22, 2027, you may elect both an Income Guarantee Feature and Optional Death Benefit Protection Feature. The investment options available to you may be restricted if you elect an Optional Death Benefit Protection Feature. Once you select a Death Benefit Protection Feature and we issue the Contract, you cannot later select a different Death Benefit Protection Feature. The HAV Death Benefit is not available for Contracts issued in New York.

•	Income Guarantee Features. For an additional charge, you may elect an Income Guarantee Feature at time of Contract issue. RetirePay, RetireCore, and RetireCore Stacking are optional guaranteed lifetime withdrawal benefits under which we guarantee that you may take a certain amount of withdrawals annually for life, so long as you adhere to the requirements of the benefit (e.g., allocating your Contract Value only to the Sub-Accounts that are prescribed for this benefit). For complete information on the Income Guarantee Features, including charges and limitations, see “Additional Benefits – Income Guarantee Features.” RetireCore is not available for Contracts issued in New York.

•	Additional Benefits and Services. We make certain additional services available under the Contract at no additional charge:

The Separate Account Dollar Cost Averaging Program allows you to transfer a set amount from a Sub-Account to any other Sub-Account on a regular schedule. The Automatic Rebalancing Program automatically rebalances your Contract Value among your selected Sub-Accounts in order to restore your allocation to the original level. You may participate only in one Program at a time, and you may not participate in either Program if any Contract Value is allocated to the DCA Fixed Account.

The Systematic Withdrawal Program allows you to set up automatic periodic withdrawals from your Contract Value. We will take any withdrawal under this Program proportionally from your Contract Value in your selected investment options.

The Terminal Illness Withdrawal Benefit allows you to withdraw all or a portion of your Contract Value without incurring a Contingent Deferred Sales Charge (CDSC) if we receive a Written Request in Good Order that certain conditions are met. See “Additional Benefits” for a full explanation of the required conditions.

The Nursing Home and Hospital Withdrawal Benefit allows you to withdraw all or a portion of your Contract Value without incurring a CDSC if we receive a Written Request in Good Order that you (or the Annuitant, if the Owner of the Contract is not a natural person) have been confined to a licensed nursing care facility or an accredited hospital and certain other conditions are satisfied. See “Additional Benefits” for a full explanation of the required conditions.

The Nursing Home and Hospital Withdrawal Benefit is not available in all states.

Important Information You Should Consider About the Contract

	FEES, EXPENSES, AND ADJUSTMENTS	LOCATION IN PROSPECTUS
Are There Charges or Adjustments for Early Withdrawals?

Yes. If you withdraw money from your Contract within  seven years following your last Purchase Payment, you may be assessed a Contingent Deferred Sales Charge (“CDSC”) of up to 7% of the value of the Purchase Payment withdrawn (less a 10% Free Withdrawal Amount), declining to 0% after the seventh year.
For example, if you purchased the Contract and withdrew the $100,000 initial Purchase Payment during the first two years after that Purchase Payment, you could be assessed a charge of up to $6,300 on the Purchase Payment withdrawn. This could result in a loss of principal regardless of market performance. This loss will be greater if income taxes or premature distribution taxes apply.

Charges and Deductions – Contingent Deferred Sales Charge (CDSC)
Are There Transaction Charges?	No. Currently, we do not assess any transaction charges.	Charges and Deductions

	FEES, EXPENSES, AND ADJUSTMENTS			LOCATION IN PROSPECTUS
Are There Ongoing Fees and Expenses?

Yes. The table below describes the fees and expenses that you may pay  each year, depending on the investment options and optional benefits you choose. Please refer to your Contract specifications page(s) for information about the specific fees you will pay each year based on the options you have elected.

Charges and Deductions
	Annual Fee	Minimum	Maximum
	Base Contract	1.32%(1)	1.32%(1)
	Fund fees and expenses	0.52%(2)	1.43%(2)
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.25%(3)	See Rate Sheet Prospectus Supplement(4)

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract,  which could result in the assessment of  CDSCs that substantially increase costs.

	Lowest Annual Cost:	Highest Annual Cost:(5)
	$1,604	$4,179

Assumes:

•

Investment of $100,000

•

5% annual appreciation

•

Least expensive combination of Contract Share Classes and Fund fees and expenses

•

No optional benefits

•

No CDSC

•

No additional Purchase Payments, transfers, or withdrawals

Assumes:

•

Investment of $100,000

•

5% annual appreciation

•

Most expensive combination of Contract Share Classes, optional benefits and Fund fees and expenses

•

No CDSC

•

No additional Purchase Payments, transfers, or withdrawals

(1)	Represents the mortality and expense risk charge and administrative charge (charged as a percentage of average account value in the Separate Account on an annualized basis) and the annual contract maintenance charge (a fixed dollar amount that may be waived for certain Contract Value amounts) collected during the Contract Year that are attributable to the Contract divided by the total average net assets that are attributable to the Contract.
(2)	As a percentage of Fund assets.
(3)	This charge is the lowest current charge for an optional benefit available with this contract. It is the current charge for the HAV Death Benefit.
(4)	This prospectus uses the Rate Sheet Prospectus Supplement to describe the maximum current charge you would pay for a single optional benefit, if elected. The current charge for each of the optional Income Guarantee Features are the same and represent the maximum current charge for an optional benefit available with this contract. See the applicable Rate Sheet Prospectus Supplement for the current charges for the Income Guarantee Features.
(5)	The calculation of the current highest annual cost assumes election of an Income Guarantee Feature with a Highest Quarterly Value Step-up and the HQV Death Benefit.

	RISKS	LOCATION IN PROSPECTUS
Is There a Risk of Loss from Poor Performance?	Yes. You can lose money by investing in the Contract, including loss of principal.	Principal Risks of Investing in the Contract
Is This a Short-Term Investment?

No.

•

The Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.

•

CDSCs may apply for up to seven years following your last Purchase Payment.

•

If CDSCs apply, they will reduce the value of your Contract if you withdraw money during the  CDSC period. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long-time horizon.

•

Withdrawals may result in income taxes and premature distribution taxes.

Principal Risks of Investing in the Contract
What are the Risks Associated with the Investment Options?
•

An investment in the Contract is subject to the risk of poor investment performance of the Funds you choose and can vary depending upon the performance of the Funds available under the Contract.

•

Each Fund and fixed account has its own unique risks.

•

You should review the investment options, including prospectuses for the available Funds and the terms of any fixed account, before making an investment decision.

Principal Risks of Investing in the Contract
What are the Risks Related to the Insurance Company?
•

Any obligations (including under any fixed account), guarantees, and benefits of the Contract are subject to the claims-paying ability of MassMutual. If MassMutual experiences financial distress, it may not be able to meet its obligations to you. More information about MassMutual, including its financial strength ratings, is available at www.MassMutual.com/ratings.

Principal Risks of Investing in the Contract

	RESTRICTIONS	LOCATION IN PROSPECTUS
Are There Restrictions on the Investment Options?

Yes.

•

MassMutual reserves the right to remove or substitute Funds as investment options available under the Contract.

•

We reserve the right to limit transfers if frequent or large transfers occur.

•

We reserve the right to reject subsequent Purchase Payments into the DCA Fixed Account to establish a DCA  Term or into a current DCA Term.

•

While an Income Guarantee Feature is in effect, the investment options available to you are restricted.   For current investment option restrictions, see the current Rate Sheet Prospectus Supplement.

•

If you have elected an Optional  Death Benefit Protection Feature, the investment options available to you may be restricted.

General Information about Massachusetts Mutual Life Insurance Company, the Separate Account and the Investment Options – The Funds
Transfers and Transfer Programs – Limits on Frequent Trading and Market Timing Activity
Additional Benefits – Income Guarantee Features
Death Benefit – Death Benefit During the Accumulation Phase – Optional Death Benefit Protection Features

	RESTRICTIONS	LOCATION IN PROSPECTUS
Are There Any Restrictions on Contract Benefits?

Yes.

•

Your Contract will be subject to investment allocation restrictions while  an Income Guarantee Feature is in effect. This means you will be limited in your choice of Sub-Accounts, and may be limited in how much you can invest in certain Sub-Accounts. We impose these allocation restrictions to reduce the risk of investment losses that may require us to use our General Account assets to honor the guarantees under  the Income Guarantee Features.

•

If you have elected an Income Guarantee Feature, withdrawals that are prior to the Guaranteed Lifetime Withdrawal Date are Excess Withdrawals. On or after the Guaranteed Lifetime Withdrawal Date, the portion of a withdrawal (including CDSCs) from the Contract Value that causes the cumulative withdrawals to exceed the ALBA in that Contract Year will be an Excess Withdrawal unless the withdrawal is taken as a part of the Company’s Systematic Withdrawal Program established for the payment of RMDs, under which the RMD is calculated by the Company and no other withdrawals are taken within the Contract Year. Any withdrawal that occurs after the cumulative withdrawals exceed the ALBA in that Contract Year will also be an Excess Withdrawal. Excess Withdrawals can result in a significant reduction or elimination of your Benefit Base, depending upon the amount of the withdrawal. An Excess Withdrawal will also reduce the Roll-Up Base for RetireCore and RetireCore Stacking, and the Roll-Up Value for RetireCore.

•

After the first Contract Year, you may not make additional Purchase Payments that total more than $10,000 in a Contract Year while RetirePay is in effect, and $25,000 in a Contract Year while either RetireCore or RetireCore Stacking are in effect. You may not make additional Purchase Payments on or after the Guaranteed Lifetime Withdrawal Date while an Income Guarantee Feature is in effect or after you elect the Income Guarantee Feature Charge Increase Opt-Out.

•

Once you select a death benefit, it cannot be canceled or changed.

•

Withdrawals (including withdrawals of the ALBA if an Income Guarantee Feature is in effect) will negatively impact the Death Benefit Protection Features.

•

If you elect an Optional Death Benefit Protection Feature, once the Contract Anniversary after the oldest Owner (or oldest Annuitant, if the Contract is owned by a non-natural person) attains age 85 has occurred, the Annual Lock-In Feature (ALIF) will no longer recalculate on each Contract Anniversary. The ALIF will remain as the last calculated ALIF adjusted by subsequent Purchase Payments and withdrawals.

Additional Benefits – Income Guarantee Features Death Benefit – Death Benefit During the Accumulation Phase – Optional Death Benefit Protection Features

	TAXES	LOCATION IN PROSPECTUS
What are the Contract’s Tax Implications?
•

You should consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.

•

If your Contract is funding a qualified retirement plan or individual retirement annuity (IRA), you do not receive any additional tax benefit.

•

Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay an additional income tax if you take a withdrawal before age 59½. Earnings for this purpose consist of Contract Value in excess of your after-tax investment (cost basis) in the Contract.

Taxes

	CONFLICTS OF INTEREST	LOCATION IN PROSPECTUS
How are Investment Professionals Compensated?
•

Your registered representative may receive compensation, in the form of commissions, for selling the Contract to you. If your registered representative is also a MassMutual insurance agent, they are also eligible for certain cash and non-cash benefits from MassMutual. Cash compensation includes bonuses and allowances based on factors such as sales, productivity and persistency (contract retention). Non-cash compensation includes various recognition items such as prizes and awards as well as attendance at, and payment of the costs associated with attendance at, conferences, seminars and recognition trips, and also includes contributions to certain individual plans such as pension and medical plans. Sales of the Contract may help these registered representatives and their supervisors qualify for such benefits.

•

This conflict of interest may influence your registered representative to offer or recommend the Contract over another investment.

Distribution
Should I Exchange my Contract?
•

In general you should be aware that some investment professionals may have a financial incentive to offer you a new contract in place of the one you already own. Thus, in general, you should only exchange your annuity contract if you determine, after comparing the features, fees, and risks of both contracts, and any fees or penalties to terminate your existing contract, that it is preferable for you to purchase the new annuity rather than continue to own the existing annuity.

Purchasing a Contract

Benefits Available Under the Contract

The following table summarizes information about the benefits available under the Contract.

Benefit	Purpose	Benefit is Standard or Optional	Fee	Restrictions/Limitations
Return of Purchase Payment (ROP) Death Benefit

Upon your death, we will pay your designated beneficiaries the greater of (1) the Contract Value when we receive due proof of death and election of a payment method; or (2) an amount based on your Purchase Payments adjusted for withdrawals.

		Standard	None
•

Can only be elected at time of Contract issue.

•

Withdrawals, including withdrawals of the ALBA while  an Income Guarantee Feature  is in effect, reduce the guaranteed death benefit amount in direct proportion to Contract Value reduction.

•

This benefit terminates when the Contract terminates, upon  annuitization, and upon receipt of due proof of death and election of a payment method received by us in Good Order.

Highest Anniversary Value (HAV) Death Benefit Available beginning March 22, 2027 in all states except New York.	Upon your death, the death benefit payable to your designated beneficiaries will be the greater of (1) contract value on the business day we receive due proof of death and election of a payment method or (2) the Highest Anniversary Value. The Highest Anniversary Value is the greater of: (1) the total Purchase Payments, reduced by a pro-rata adjustment for each withdrawal; or (2) the Annual Lock-In Feature (ALIF).	Optional	0.25%
•

Can only be elected at time of Contract issue.

•

Once elected cannot be terminated by the Owner.

•

Owner (or Annuitant, if Contract is owned by a non-natural person) may not be older than Age 75 when the Contract is issued.

•

Withdrawals (including withdrawals of the  ALBA if an Income Guarantee Feature is in effect) reduce the value of the HAV Death Benefit in direct proportion to Contract Value reduction.

•

Once the Contract Anniversary after the oldest Owner (or oldest Annuitant, if the Contract is owned by a non-natural person) attains age 85 has occurred, the  ALIF will no longer recalculate on each Contract Anniversary. The ALIF will remain as the last calculated ALIF, adjusted by subsequent Purchase Payments and withdrawals.

•

We reserve the right to restrict investment options available to you while this feature is in effect.

•

This benefit terminates when the Contract terminates, upon  annuitization, and upon receipt of due proof of death and election of a payment method received by us in Good Order.

•

Not available for Contracts issued in New York.

Benefit	Purpose	Benefit is Standard or Optional	Fee	Restrictions/Limitations
Highest Quarterly Value (HQV) Death Benefit	Upon your death, the death benefit payable to your designated beneficiaries will be the greater of (1) contract value on the business day we receive due proof of death and election of a payment method or (2) the Highest Quarterly Value. The Highest Quarterly Value is the greater of: (1) the total Purchase Payments, reduced by a pro-rata adjustment for each withdrawal; or (2) the Annual Lock-In Feature (ALIF).	Optional	0.30%
•

Can only be elected at time of Contract issue.

•

Once elected cannot be terminated by the Owner.

•

Owner (or Annuitant, if Contract is owned by a non-natural person) may not be older than Age 75 when the Contract is issued.

•

Withdrawals (including withdrawals of the ALBA if an Income Guarantee Feature is in effect) reduce the value of the HQV Death Benefit in direct proportion to Contract Value reduction.

•

Once the Contract Anniversary after the oldest Owner (or oldest Annuitant, if the Contract is owned by a non-natural person) attains age 85 has occurred, the ALIF will no longer recalculate on each Contract Anniversary.    The ALIF will remain as the last calculated ALIF, adjusted by subsequent Purchase Payments and withdrawals.

•

We reserve the right to restrict investment options available to you while this feature is in effect.

•

This benefit terminates when the Contract terminates, upon annuitization, and upon receipt of due proof of death and election of a payment method received by us in Good Order.

•

Not available for Contracts issued in New York.

Benefit	Purpose	Benefit is Standard or Optional	Fee	Restrictions/Limitations
RetirePay	Guarantees that prescribed level of withdrawals can be taken for life beginning on the Guaranteed Lifetime Withdrawal Date, even if Contract Value is zero.	Optional	Maximum Income Guarantee Feature Charge: 2.50% For current Income Guarantee Feature Charges, see the current Rate Sheet Prospectus Supplement.
•

Can only be elected at time of Contract issue.

•

Covered Person must be at least Age 45 and may not be older than Age 80 when the Contract is issued (Age 75 if also electing an Optional Death Benefit Protection Feature).

•

May allocate Contract Value only to certain Sub-Accounts.

•

May not make subsequent Purchase Payments that total more than $10,000 in a Contract Year after the first Contract Year.

•

Subsequent Purchase Payments not allowed after the Guaranteed Lifetime Withdrawal Date.

•

Any withdrawal prior to the Guaranteed Lifetime Withdrawal Date and, on and after the Guaranteed Lifetime Withdrawal Date, the portion of a withdrawal (including CDSCs) from the Contract Value that causes the cumulative withdrawals to exceed the ALBA in that Contract Year, will be an Excess Withdrawal unless the withdrawal is taken as a part of the Company’s Systematic Withdrawal Program established for the payment of RMDs, under which the RMD is calculated by the Company. Any withdrawal that occurs after the cumulative withdrawals exceed the ALBA in that Contract Year will also be an Excess Withdrawal.

•

Excess Withdrawals negatively impact the feature.

•

The ALBA is not available until youngest Covered Person attains age 59½.

•

If we increase the Income Guarantee Feature Charge and you elect to opt-out of the Income Guarantee Feature Charge Increase, it will terminate your right to any future increases to your Benefit Base and your right to make subsequent Purchase Payments.

•

An Income Guarantee Feature Charge Increase Opt-Out is irrevocable once it becomes effective.

Benefit	Purpose	Benefit is Standard or Optional	Fee	Restrictions/Limitations
RetireCore	Guarantees that prescribed level of withdrawals can be taken for life beginning on the Guaranteed Lifetime Withdrawal Date, even if Contract Value is zero.	Optional	Maximum Income Guarantee Feature Charge: 2.50% For current Income Guarantee Feature Charges, see the current Rate Sheet Prospectus Supplement.
•

Can only be elected at time of Contract issue.

•

Covered Person must be at least Age 45 and may not be older than Age 80 when the Contract is issued (Age 75 if also electing an Optional Death Benefit Protection Feature).

•

May allocate Contract Value only to certain Sub-Accounts.

•

May not make subsequent Purchase Payments that total more than $25,000 in a Contract Year after the first Contract Year.

•

Subsequent Purchase Payments not allowed after the Guaranteed Lifetime Withdrawal Date.

•

Any withdrawal prior to the Guaranteed Lifetime Withdrawal Date and, on and after the  Guaranteed Lifetime Withdrawal Date, the portion of a withdrawal (including CDSCs) from the Contract Value that causes the cumulative withdrawals to exceed the ALBA in that Contract Year, will be an Excess Withdrawal unless the withdrawal is taken as a part of the Company’s Systematic Withdrawal Program established for the payment of RMDs, under which the RMD is calculated by the Company. Any withdrawal that occurs after the cumulative withdrawals exceed the ALBA in that Contract Year will also be an Excess Withdrawal.

•

Excess Withdrawals negatively impact the feature.

•

The  ALBA is not available until youngest Covered Person attains age 59½.

•

If we increase the Income Guarantee Feature Charge and you elect to opt-out of the Income Guarantee Feature Charge Increase, it will terminate your right to any future increases to your Benefit Base and your right to make subsequent Purchase Payments.

•

An Income Guarantee Feature Charge Increase Opt-Out is irrevocable once it becomes effective.

•

Not available for Contracts issued in New York.

Benefit	Purpose	Benefit is Standard or Optional	Fee	Restrictions/Limitations
RetireCore Stacking	Guarantees that prescribed level of withdrawals can be taken for life beginning on the Guaranteed Lifetime Withdrawal Date, even if Contract Value is zero.	Optional	Maximum Income Guarantee Feature Charge: 2.50% For current Income Guarantee Feature Charges, see the current Rate Sheet Prospectus Supplement.
•

Can only be elected at time of Contract issue.

•

Covered Person must be at least Age 45 and may not be older than Age 80 when the Contract is issued (Age 75 if also electing an Optional Death Benefit Protection Feature).

•

May allocate Contract Value only to certain Sub-Accounts.

•

May not make  subsequent Purchase Payments that total more than $25,000 in a Contract Year after the first Contract Year.

•

Subsequent Purchase Payments not allowed after the Guaranteed Lifetime Withdrawal Date.

•

Any withdrawal prior to the Guaranteed Lifetime Withdrawal Date and, on and after the  Guaranteed Lifetime Withdrawal Date, the portion of a withdrawal (including CDSCs) from the Contract Value that causes the cumulative withdrawals to exceed the ALBA in that Contract Year, will be an Excess Withdrawal unless the withdrawal is taken as a part of the Company’s Systematic Withdrawal Program established for the payment of RMDs, under which the RMD is calculated by the Company. Any withdrawal that occurs after the cumulative withdrawals exceed the ALBA in that Contract Year will also be an Excess Withdrawal.

•

Excess Withdrawals negatively impact the feature.

•

The  ALBA is not available until youngest Covered Person attains age 59½.

•

If we increase the Income Guarantee Feature Charge and you elect to opt-out of the Income Guarantee Feature Charge Increase, it will terminate your right to any future increases to your Benefit Base and your right to make subsequent Purchase  Payments.

•

An Income Guarantee Feature Charge Increase Opt-Out is irrevocable once it becomes effective.

Automatic Rebalancing Program	Automatically rebalances the Sub-Accounts you select to maintain original percentage allocation of Contract Value.	Optional	None	• Cannot use if a DCA Term, Separate Account Dollar Cost Averaging Program, or an Income Guarantee Feature is in effect.

Benefit	Purpose	Benefit is Standard or Optional	Fee	Restrictions/Limitations
DCA Fixed Account	Automatically transfers a specific amount of Contract Value from the DCA Fixed Account to the Sub-Accounts you have selected, at set intervals over a period of either six or twelve months.	Optional	None
•

Cannot use if the Automatic Rebalancing Program, Separate Account Dollar Cost Averaging Program, or an Income Guarantee Feature is in effect.

•

Must apply a Purchase Payment of at least $5,000 to establish a DCA Term.

•

You cannot transfer current Contract Value into the DCA Fixed Account.

•

No unscheduled transfers may be made from the DCA Fixed Account.

Separate Account Dollar Cost Averaging Program	Automatically transfers a specific amount of Contract Value from a single Sub-Account to other Sub-Accounts you have selected, at set intervals.	Optional	None	• Cannot use if the Automatic Rebalancing Program, a DCA Term, or an Income Guarantee Feature is in effect.
Systematic Withdrawal Program	Automatically withdraws Contract Value proportionally from all of your investment options.	Optional	None
•

In order to participate in this program:
(1)   there must be at least $5,000 in Contract Value, and
(2)   the minimum withdrawal amount must be $100.

•

Cannot be used in conjunction with Nursing Home and Hospital Withdrawal Benefit waiver.

•

If you elected an Income Guarantee Feature, you may only use this program to take withdrawals of your ALBA.

Annuity Payment Commutation	Allows withdrawal of all or a portion of the Commuted Value of any remaining Period Certain Annuity Payments once per lifetime of the Contract.	Optional	None
•

Available only for Annuity Options that include a Period Certain guarantee.

•

May only be taken once during the lifetime of the Contract and may not be taken any earlier than one year following the date you apply your Contract Value to an Annuity Option.

•

May not be taken after the end of the Period Certain portion of the Annuity Phase.

•

May not be taken if the requested withdrawal would cause the remaining Annuity Payment to be less than the Minimum Annuity Payment payable under the Contract at the existing Annuity Payment frequency.

•

Withdrawal must be at least $10,000.

•

Not available for Contracts issued in New York.

Benefit	Purpose	Benefit is Standard or Optional	Fee	Restrictions/Limitations
Terminal Illness Withdrawal Benefit	Allows withdrawal of some or all Contract Value without a CDSC if diagnosed with terminal illness or terminal medical condition.	Optional	None
•

You cannot be diagnosed with the terminal illness or the terminal condition or both as of Issue Date.

•

Each withdrawal request must be made one year or more after Issue Date.

•

We require proof that you are terminally ill, including, but not limited to, certification by a state licensed medical practitioner.

Nursing Home and Hospital Withdrawal Benefit	Allows withdrawal of some or all Contract Value without incurring a CDSC if confined to a licensed nursing care facility or accredited hospital.	Optional	None
•

Confinement must begin after Issue Date.

•

Each withdrawal request must be made one year or more after Issue Date.

•

Each withdrawal request must be made within 120 calendar days after services were provided.

•

Confinement must be for at least 90 consecutive calendar days and must be prescribed by a state licensed medical practitioner.

•

Cannot use with Systematic Withdrawal Program.

•

May not be available in all states.

Purchasing a Contract

How do I purchase a MassMutual Envision  Variable Annuity? To purchase a Contract, you must submit your initial Purchase Payment and necessary application information to your registered representative or to us at our Service Center. The date when we credit your initial Purchase Payment to your Contract is the Issue Date. We will send you a copy of your Contract and a statement confirming your investment(s).

How much can I contribute and how are my contributions invested? Your Purchase Payment will be invested in the investment options that you select.

	Non-Qualified Contracts (Contracts purchased using after-tax dollars)	Qualified Contracts (Contracts purchased using pre-tax dollars)
Minimum Initial Premium	$10,000	$5,000
Minimum Subsequent Premiums	$500	$500
Maximum Total Premiums	$1,500,000	$1,500,000

We have the right to reject any Purchase Payment. Additional Purchase Payments of less than $500 are subject to our approval. Total Purchase Payments more than $1,500,000 require home office approval. In calculating the maximum, we will take into account the cumulative Purchase Payments on this Contract and multiple purchases of the Contract by the same Owner (whether as the sole Owner or joint Owner), or with the same Annuitant (whether as the Annuitant or joint Annuitant).

After your initial Purchase Payment, you are allowed to make subsequent Purchase Payments, but you are not required to make any additional Purchase Payments under your Contract.

If you have elected an Income Guarantee Feature, you are subject to restrictions on the allocation of Purchase Payments while the Income Guarantee Feature is in effect. If an Income Guarantee Feature is in effect, changing your current Purchase Payment allocations will also transfer Contract Value from your current allocations to your new allocations.

When will any Purchase Payment that I make be credited to my account?

•	Initial Purchase Payment: Your registered representative and their broker-dealer must determine that the Contract is suitable for you and forward your Purchase Payment and necessary application information to us. If your information and Purchase Payment are complete when we receive it at our Service Center, or once it becomes complete, we will credit your Purchase Payment to your Contract within two Business Days. If your information is not complete, we may delay issuing your Contract and crediting your Purchase Payment while we obtain the missing information. If we do not have the necessary information to issue your Contract within five Business Days, we will either return your Purchase Payment or ask your permission to retain your Purchase Payment until we receive all necessary information.

•	Additional Purchase Payments: Any additional Purchase Payment that we receive at one of our Purchase Payment processing service centers on a Business Day before the Close of Business will be credited to your Contract on the same Business Day. If we receive your Additional Purchase Payment on a Non-Business Day or after the Close of Business, we will credit your Purchase Payment to the Contract on the next Business Day. If an Income Guarantee Feature is in effect, you are subject to the restrictions on additional Purchase Payments under the Income Guarantee Feature Benefit Base provisions. See the prospectus for additional requirements.

Surrendering Your Contract or Making Withdrawals: Accessing the Money in Your Contract

Can I access the money in my Contract during the Accumulation Phase? You can access the money in your Contract by making a withdrawal, which will reduce the value of your Contract and the amount of the death benefit payable to your designated beneficiaries, including withdrawals of the ALBA if an Income Guarantee Feature is in effect. You may withdraw all or a portion of your Contract Value (minus applicable charges, which are discussed below). Withdrawing the full amount of your Contract Value will terminate your Contract unless an Income Guarantee Feature  is in effect and your Benefit Base after the withdrawal is greater than zero.

Can I access the money in my Contract during the Annuity Phase? You will receive Annuity Payments under the Annuity Option that you select. You generally may not take any other withdrawals, however, certain Annuity Options may allow for commuted value withdrawals.

Are there any limitations associated with taking money out of my Contract during the Accumulation Phase? Yes, the limitations are as follows:

Limitations on withdrawal amounts
•

The minimum withdrawal amount is the lesser of $100 or your entire Contract Value in a Sub-Account, if less. We reserve the right to increase the minimum withdrawal amount to $500.

•

At least $2,000 in Contract Value must remain following a partial withdrawal, except for certain withdrawals taken under a Systematic Withdrawal Program or when an Income Guarantee Feature  is in effect. See the prospectus for additional details.

CDSCs and taxes	• We may impose a CDSC and there may be tax implications when you take a withdrawal.

Negative impact of withdrawals on other benefits and guarantees of your Contract
•

A partial withdrawal will reduce the value of your Death Benefit Protection Feature payable to your designated beneficiaries during the Accumulation Phase.

•

If an Income Guarantee Feature is in effect, any withdrawal prior to the  Guaranteed Lifetime Withdrawal Date and any portion  of a withdrawal that exceeds the ALBA  in a Contract Year after the Guaranteed  Lifetime Withdrawal Date will be treated as an  Excess Withdrawal.

•

Excess Withdrawals negatively impact the Income Guarantee Feature Benefit Base.

Internal Revenue Code or Retirement Plan Restrictions	• Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.

What is the process to request a withdrawal of money from my Contract? You may make a Written Request by submitting a partial withdrawal or full withdrawal form to our Service Center. If your withdrawal involves an exchange or transfer of assets to another financial institution, we also require a letter of acceptance from the financial institution. You also may request a withdrawal by other means that we authorize, such as email, telephone, or fax. Contact our Service Center for details.

A withdrawal is effective on the Business Day we receive it in Good Order at our Service Center; 1) a partial withdrawal form or full withdrawal form acceptable to us; and 2) a letter of acceptance, if applicable. If we receive these documents on a Non-Business Day or after the Close of Business, the withdrawal will be effective the next Business Day. Withdrawals requested by email, telephone, or fax are effective on the Business Day we receive the request in Good Order. If we receive the request after Close of Business, the withdrawal will be effective the next Business Day. We will generally pay any withdrawal amount within seven calendar days.

Additional Information about Fees

The following tables describe the fees and expenses you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page(s) for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between investment options. State Premium Taxes may also be deducted.

Transaction Expenses	Maximum	Current
Contingent Deferred Sales Charge(1) (as a percentage of Purchase Payment withdrawn)	7%	7%
(1)	The CDSC percentage charged is based on the number of full years from when the purchase payment is applied to the Contract to the date it is withdrawn.
The  CDSC percentages are 7% (for first three years), 6% (for 4th year), 5% (for 5th year), 4% (for 6th year), 3% (for 7th year), and 0% (for 8th year and later).
See “Charges and Deductions – Contingent Deferred Sales Charge (CDSC)” for more information.

The next table describes the fees and expenses you will pay each year during the time you own the Contract, not including underlying Fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Contract Expenses	Maximum	Current
Administrative Expenses	$40 per Contract Year(1)	$40 per Contract Year(1)
Base Contract Expenses (as a percentage of average account value)	1.30%(2)	1.30%(2)
(1)	This represents the annual contract maintenance charge. We currently waive this charge if your Contract Value is $100,000 or more when the deduction is made. We assess the charge on each Contract Anniversary and when you make a full withdrawal. For Contracts issued in New York, the charge is deducted on a pro-rated basis for full withdrawals.
(2)	The Base Contract Expenses represent the sum of the mortality and expense risk charge and the administrative charge. The current and maximum mortality and expense risk charge is 1.15% annually and the current and maximum administrative charge is 0.15% annually. These charges are a percentage of average account value in the Separate Account on an annualized basis.

Optional Benefit Expenses	Maximum	Current
HAV Death Benefit(1) (as a percentage of the Highest Anniversary Value)	0.25%	0.25%
HQV Death Benefit(1) (as a percentage of the Highest Quarterly Value)	0.30%	0.30%

Income Guarantee Features — RetirePay, RetireCore, and RetireCore Stacking (as a percentage of the Benefit Base)(1)
Single Life Highest Anniversary Value Step-up
Joint Life Highest Anniversary Value Step-up
Single Life Highest Quarterly Value Step-up
Joint Life Highest Quarterly Value Step-up

	2.50% 2.50% 2.50% 2.50%	—(2) —(2) —(2) —(2)
(1)	We deduct 25% of the annualized current charge from your Contract Value in the Sub Accounts in which you are invested on a quarterly basis in arrears.
(2)	For current Income Guarantee Feature Charges, see the current Rate Sheet Prospectus Supplement.

Annual Fund Operating Expenses

The next item shows the minimum and maximum operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Expenses shown may change over time and may be higher or lower in the future. A complete list of Funds available under the Contract, including their annual expenses, may be found in Appendix A.

Charge	Minimum	Maximum
Range of annual Fund operating expenses (including management fees, distribution and/or service (12b-1) fees and other expenses).(1)	0.52%	1.43%
(1)	The Fund expenses used to prepare this item were provided to us by the Funds. We have not independently verified such information provided to us by Funds that are not affiliated with us.

The information above describes the fees and expenses you pay related to the Contract. For information on compensation we may receive from the Funds and their advisers and sub-advisers, see “General Information about Massachusetts Mutual Life Insurance Company, the Separate Account and the Investment Options – Compensation We Receive from Funds, Advisers and Sub-Advisers.” For information on compensation we pay to broker-dealers selling the Contract, see “Distribution.”

Examples

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other contracts that offer variable options. These costs include Owner transaction expenses, annual Contract expenses, and Fund fees and expenses.

The examples assume all Contract Value is allocated to the Funds. Your costs could differ from those shown below if you invest in the fixed account option.

The first example assumes that you invest $100,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual Fund expenses and  an Income Guarantee Feature with a Highest Quarterly Value Step-up and the HQV Death Benefit are in effect for an additional charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	Maximum Expenses				Current Expenses
Years	1	3	5	10	1	3	5	10
If you withdraw all of your Contract Value at the end of each year shown
Maximum Fund operating expenses	$11,830	$23,077	$32,784	$58,264	$10,930	$20,377	$28,284	$49,264
Minimum Fund operating expenses	$10,920	$20,181	$27,671	$46,539	$10,020	$17,531	$23,340	$38,342
If you do not withdraw any of your Contract Value at the end of each year shown
Maximum Fund operating expenses	$5,530	$16,777	$28,284	$58,264	$4,630	$14,077	$23,784	$49,264
Minimum Fund operating expenses	$4,620	$13,881	$23,171	$46,539	$3,720	$11,231	$18,840	$38,342
If you decide to begin the Annuity Phase at the end of each year shown
Maximum Fund operating expenses	N/A	N/A	$28,284	$58,264	N/A	N/A	$23,784	$49,264
Minimum Fund operating expenses	N/A	N/A	$23,171	$46,539	N/A	N/A	$18,840	$38,342

We estimate that the annual contract maintenance charge under the current expenses and maximum expenses would be $0 or, as a percentage, 0.00%.

The next example assumes that you invest $100,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the least expensive combination of annual Fund expenses and assumes no Income Guarantee Feature is in effect and that you have elected the ROP Death Benefit. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	Maximum Expenses				Current Expenses
Years	1	3	5	10	1	3	5	10
If you withdraw all of your Contract Value at the end of each year shown
Maximum Fund operating expenses	$9,030	$14,677	$18,784	$30,264	$9,030	$14,677	$18,784	$30,264
Minimum Fund operating expenses	$8,120	$11,935	$14,197	$21,038	$8,120	$11,935	$14,197	$21,038
If you do not withdraw any of your Contract Value at the end of each year shown
Maximum Fund operating expenses	$2,730	$ 8,377	$14,284	$30,264	$2,730	$ 8,377	$14,284	$30,264
Minimum Fund operating expenses	$1,820	$ 5,635	$ 9,697	$21,038	$1,820	$ 5,635	$ 9,697	$21,038
If you decide to begin the Annuity Phase at the end of each year shown
Maximum Fund operating expenses	N/A	N/A	$14,284	$30,264	N/A	N/A	$14,284	$30,264
Minimum Fund operating expenses	N/A	N/A	$ 9,697	$21,038	N/A	N/A	$ 9,697	$21,038

We estimate that the annual contract maintenance charge under the current expenses and maximum expenses would be $0 or, as a percentage, 0.00%.

The examples should not be considered a representation of past or future expenses. Your actual expenses may be higher or lower than those shown in the examples. The assumed 5% annual rate of return is purely hypothetical. Actual returns may be greater or less than the assumed hypothetical return.

Appendix A

Investment Options Available Under the Contract

Funds Available Under the Contract

The following is a list of Funds currently available under the Contract. The list of Funds is subject to change, as discussed in the prospectus for the Contract. While an Income Guarantee Feature  is in effect, the investment options available to you are restricted. Please see the current Rate Sheet Prospectus Supplement  to see the investment options available while an Income Guarantee Feature is in effect. Before you invest, you should review the prospectuses for the Funds. These prospectuses contain more information about the Funds and their risks and may be amended from time to time. You can find the prospectuses and other information about the Funds online at www.MassMutual.com/Envision. You can also request this information at no cost by calling (800) 272-2216 or sending an email request to ANNfax@MassMutual.com.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

Fund Type	Fund and Adviser/Sub-Adviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2025)
			1 Year	5 Year	10 Year
Asset Allocation	MML VIP Aggressive Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.23%	13.91%	8.11%	9.26%
Asset Allocation	MML VIP American Funds 65/35 Allocation Fund (Service Class I)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.02%	14.54%	7.37%	8.39%
Asset Allocation	MML VIP American Funds 80/20 Allocation Fund (Service Class I)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.13% (*)	—	—	—
Asset Allocation	MML VIP Balanced Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.11%	10.80%	4.49%	6.06%
Asset Allocation	MML VIP BlackRock iShares® 60/40 Fund (Service Class I)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: BlackRock Investment Management, LLC	0.75% (*)	14.31%	—	—
Asset Allocation	MML VIP BlackRock iShares® 80/20 Fund (Service Class I)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: BlackRock Investment Management, LLC	0.75% (*)	16.90%	—	—
Asset Allocation	MML VIP Conservative Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.08%	9.98%	3.73%	5.33%
Asset Allocation	MML VIP Growth Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.15%	12.60%	6.78%	8.10%
Asset Allocation	MML VIP Moderate Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.12%	11.57%	5.46%	6.81%

Fund Type	Fund and Adviser/Sub-Adviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2025)
			1 Year	5 Year	10 Year
Money Market	MML VIP Barings U.S. Government Money Market Fund (Initial Class)(2) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	0.52%	3.80%	2.87%	1.80%
Fixed Income

Fidelity® VIP Strategic Income Portfolio (Service Class 2)
Adviser: Fidelity Management & Research Company LLC
Sub-Advisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited, Fidelity Management & Research (Japan) Limited, FIL Investment Advisors, FIL Investment Advisors (UK), FIL Investments (Japan) Limited

		0.88%	8.58%	2.79%	4.40%
Fixed Income	Invesco V.I. Global Strategic Income Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	1.20% (*)	12.75%	1.39%	2.76%
Fixed Income	MML VIP Barings Core Bond Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	0.70%	7.59%	0.23%	2.38%
Fixed Income	MML VIP Barings Inflation-Protected and Income Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	0.90%	5.57%	0.85%	2.89%
Fixed Income	MML VIP Barings Short-Duration Bond Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	0.84%	5.76%	2.30%	2.31%
Fixed Income	MML VIP Fidelity Institutional AM® Core Plus Bond Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: FIAM LLC	0.86%	7.03%	–1.10%	1.58%
Fixed Income	PIMCO Income Portfolio (Advisor Class) Adviser: Pacific Investment Management Company LLC Sub-Adviser: N/A	1.02%	10.11%	3.32%	—
Balanced	MML VIP BlackRock® Balanced Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: BlackRock Investment Management, LLC	0.76%	12.56%	7.59%	8.93%
Large Cap Value	American Funds Insurance Series® Washington Mutual Investors Fund (Class 4) Adviser: Capital Research and Management CompanySM Sub-Adviser: N/A	0.75% (*)	16.90%	13.60%	12.08%
Large Cap Value	MML Income & Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barrow, Hanley, Mewhinney & Strauss, LLC	0.97%	13.11%	12.07%	10.45%
Large Cap Value	MML VIP Franklin Templeton Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Brandywine Global Investment Management, LLC	0.69%	17.20%	13.47%	10.96%
Large Cap Value	MML VIP T. Rowe Price Equity Income Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	1.04%	14.10%	10.83%	10.24%

Fund Type	Fund and Adviser/Sub-Adviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2025)
			1 Year	5 Year	10 Year
Large Cap Blend	Columbia Variable Portfolio – Contrarian Core Fund (Class 2) Adviser: Columbia Management Investment Advisers, LLC Sub-Adviser: N/A	0.95% (*)	17.35%	13.89%	14.03%
Large Cap Blend

Fidelity® VIP Contrafund® Portfolio (Service Class 2)
Adviser: Fidelity Management & Research Company LLC
Sub-Advisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited, and Fidelity Management & Research (Japan) Limited

		0.79%	21.19%	15.08%	15.48%
Large Cap Blend	MML Focused Equity Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Wellington Management Company LLP	1.15%	7.75%	8.48%	12.23%
Large Cap Blend	MML Sustainable Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: American Century Investment Management, Inc.	0.81%	11.32%	11.66%	12.71%
Large Cap Blend	MML VIP BlackRock® Equity Index Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: BlackRock Advisors, LLC	0.69%	17.07%	13.63%	14.05%
Large Cap Blend	MML VIP Invesco Main Street Equity Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	1.05%	15.90%	12.21%	14.17%
Large Cap Blend	MML VIP JPMorgan U.S. Research Enhanced Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: J.P. Morgan Investment Management Inc.	1.02%	10.32%	6.79%	5.84%
Large Cap Growth	MML VIP American Funds Growth Fund (Service Class I)(3)(4) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.02%	19.66%	12.89%	17.47%
Large Cap Growth	MML VIP Invesco Discovery Large Cap Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	1.03%	—	—	—
Large Cap Growth	MML VIP Loomis Sayles Large Cap Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Loomis, Sayles & Company, L.P.	0.95%	14.74%	14.67%	16.05%
Large Cap Growth	MML VIP T. Rowe Price Blue Chip Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	1.03%	18.19%	10.81%	14.97%
Large Cap Growth	Nomura VIP Growth Series (Service Class) Adviser: Delaware Management Company Sub-Adviser: N/A	1.01%	8.41%	11.89%	15.40%
Small/Mid-Cap Value	MML Small/Mid Cap Value Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: AllianceBernstein L.P.	1.07%	2.17%	8.41%	8.42%
Small/Mid-Cap Value	MML VIP American Century Mid Cap Value Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: American Century Investment Management, Inc.	1.14%	8.62%	8.51%	8.86%

Fund Type	Fund and Adviser/Sub-Adviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2025)
			1 Year	5 Year	10 Year
Small/Mid-Cap Value	MML VIP American Century Small Company Value Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: American Century Investment Management, Inc.	1.24% (*)	–3.60%	4.90%	8.28%
Small/Mid-Cap Blend	MML VIP Invesco Small Cap Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	0.96%	8.59%	8.11%	10.46%
Small/Mid-Cap Growth	Janus Henderson Enterprise Portfolio (Service) Adviser: Janus Henderson Investors US LLC Sub-Adviser: N/A	0.97%	7.41%	7.35%	12.51%
Small/Mid-Cap Growth	MML VIP Invesco Discovery Mid Cap Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	1.10% (*)	—	—	—
Small/Mid-Cap Growth	MML VIP T. Rowe Price Mid Cap Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	1.07%	4.10%	3.56%	9.66%
Small/Mid-Cap Growth	MML VIP Wellington Small Cap Growth Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Wellington Management Company LLP	1.30% (*)	7.07%	2.41%	10.32%
International/Global	American Funds Insurance Series® New World Fund® (Class 4) Adviser: Capital Research and Management CompanySM Sub-Adviser: N/A	1.07% (*)	27.93%	5.06%	8.98%
International/Global	American Funds Insurance Series® SMALLCAP World Fund® (Class 4)(5) Adviser: Capital Research and Management CompanySM Sub-Adviser: N/A	1.15% (*)	14.33%	0.23%	6.96%
International/Global

Fidelity® VIP Overseas Portfolio (Service Class 2)
Adviser: Fidelity Management & Research Company LLC
Sub-Advisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited, Fidelity Management & Research (Japan) Limited, FIL Investment Advisors, FIL Investment Advisors (UK) Limited, and FIL Investments (Japan) Limited

		0.97%	20.05%	6.35%	7.66%
International/Global	Invesco V.I. International Growth Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	1.25% (*)	15.53%	1.88%	5.34%
International/Global	Janus Henderson Overseas Portfolio (Service) Adviser: Janus Henderson Investors US LLC Sub-Adviser: N/A	0.96%	28.58%	9.17%	8.97%
International/Global	MML Foreign Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Thompson, Siegel and Walmsley LLC	1.17%	32.36%	8.76%	6.46%
International/Global	MML VIP Invesco Global Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	1.06%	22.69%	7.24%	9.68%

Fund Type	Fund and Adviser/Sub-Adviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns (as of 12/31/2025)
			1 Year	5 Year	10 Year
International/Global	MML VIP MFS International Equity Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Massachusetts Financial Services Company	1.18% (*)	25.20%	7.07%	6.97%
Specialty (6)

Fidelity® VIP Health Care Portfolio (Service Class 2)
Adviser: Fidelity Management & Research Company LLC
Sub-Advisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited, and Fidelity Management & Research (Japan) Limited

		0.84%	14.10%	3.92%	8.48%
Specialty (6)

Fidelity® VIP Real Estate Portfolio (Service Class 2)
Adviser: Fidelity Management & Research Company LLC
Sub-Advisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited, and Fidelity Management & Research (Japan) Limited

		0.85%	2.90%	3.98%	3.61%
Specialty (6)	Janus Henderson Global Technology and Innovation Portfolio (Service) Adviser: Janus Henderson Investors US LLC Sub-Adviser: N/A	0.97%	24.84%	13.44%	21.18%
Specialty (6)

Nomura VIP Asset Strategy Series (Service Class)
Adviser: Delaware Management Company
Sub-Advisers: Nomura Investment Management Austria Kapitalanlage AG and Macquarie Investment Management Global Limited

		0.77% (*)	16.66%	7.07%	7.84%
Fidelity, Contrafund and Fidelity Institutional AM are registered service marks of FMR LLC. Used with permission.
(*)	This Fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this Fund’s annual expenses reflect temporary expense reductions. See the Fund prospectus for additional information.
(1)	These are fund-of-funds investment choices. They are known as fund-of-funds because they invest in other underlying funds. A fund offered in a fund-of-funds structure may have higher expenses than a direct investment in its underlying funds because a fund-of-funds bears its own expenses and indirectly bears its proportionate share of expenses of the underlying funds in which it invests.
(2)	You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time. The yield of this Fund may become very low during periods of low interest rates. After deduction of Separate Account charges, the yield in the division that invests in this Fund could be negative.
(3)	The Fund is a “feeder” fund, meaning that it does not buy investment securities directly, but instead invests in shares of a corresponding “master” fund, which in turn purchases investment securities. A fund offered in a master feeder structure may have higher expenses than those of a fund which invests directly in securities because the “feeder” fund bears its own expenses in addition to those of the “master” fund. You should read the Fund prospectuses for more information about this “feeder” fund.
(4)	The MML VIP American Funds Growth Fund invests all of its assets in the Class 1 shares of the American Funds Insurance Series® – Growth Fund. However, this Fund is not available directly as an investment choice under your MassMutual variable product. You should read the prospectus along with the prospectus for the MML VIP American Funds Growth Fund.
(5)	American Funds Insurance Series® SMALLCAP World Fund® formerly known as American Funds Insurance Series® Global Small Capitalization Fund.
(6)	Specialty funds are an all-encompassing category that consists of funds that forgo broad diversification to concentrate on a certain segment of the economy or a specific targeted strategy. For example, sector funds are targeted strategy funds aimed at specific sectors of the economy, such as financial, technology, healthcare, and so on. Sector funds can, therefore, be more volatile than a more diversified equity fund since the stocks in a given sector tend to be highly correlated with each other.

Fixed Account Investment Options Available Under the Contract

The following is a list of fixed options currently available under the Contract. We may change the features of the fixed options listed below, offer new fixed options, and terminate existing fixed options. We will provide you with written notice before doing so. You may not participate in the DCA Fixed Account if an Income Guarantee Feature is in effect. See “General Information about Massachusetts Mutual Life Insurance Company, the Separate Account and the Investment Options – Fixed Account for Dollar Cost Averaging (DCA Fixed Account)” for more information.

Name	Minimum Guaranteed Interest Rate
6 Month DCA Fixed Account	1%
12 Month DCA Fixed Account	1%

This Initial Summary Prospectus incorporates by reference the MassMutual Envision  prospectus and Statement of Additional Information (SAI), each dated December __, 2026, as amended or supplemented. For a free copy of the  SAI or prospectus, or for general inquiries, contact our Service Center at  MassMutual, Document Management Services – Annuities W360,  PO Box 9067, Springfield, MA 01102-9067, (800) 272-2216, www.MassMutual.com.

EDGAR Contract Identifier: C000228859

AN2703-ISP